Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Danny Y. Yu, Senior Vice President and Chief Financial Officer, hereby certify, to my knowledge, that our annual report on Form 20-F for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.

March 13, 2025

/s/ Danny Y. Yu
Danny Y. Yu Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.